EXHIBIT 99.2

ZAGG ANNOUNCES 236% INCREASE IN REVENUE FOR Q2 2009
Company Reports Continued Strong Growth, Positive Net Income For Second Quarter

Salt Lake City, Utah – August 13, 2009 – ZAGG Inc. (OTCBB: ZAGG), a leading producer of mobile electronics accessories including the popular invisibleSHIELD™ and ZAGGaudio brands, announces successful results for the first quarter of Fiscal Year 2009, ended March 31, 2009.  ZAGG highlighted a 236% increase in revenues when compared to second quarter 2008 and earnings per share of $0.05 for the second quarter 2009.  For the six months ended June 30, 2009, ZAGG had a 210% increase in revenues when compared to the six months ended June 30, 2008 and earnings per share of $0.10 for the same period.

“Much of our success can be attributed to a strong business plan and very capable leadership, which means we know where we are going with ZAGG.  All the same, it is very exciting to see the kind of growth we have been able to sustain, “said Robert G. Pedersen II, President and CEO of ZAGG.  “In the current economic climate any company that is doing well is a good story, and we have an astounding record of growth since our very first days a few years ago.”

“We continue to see great results from our partnerships with Best Buy and Carphone Warehouse, as well as outstanding growth in other retail areas like our Mall Cart division,” said Pedersen.  “This should be a very exciting year at ZAGG, and we foresee maintaining or exceeding our level of success.”

The Company will host an investor conference call Thursday, August 11, 2009 at 11:00 AM EDT to answer questions regarding the results from our Form 10-Q for the three and six months ended June 30, 2009. To participate in the call please dial (877) 407-0782. Interested parties may also listen via the Internet at the event website and on the Company website at: www.ZAGG.com. The call will be available for replay for 30 days by dialing (877) 660-6853 and entering account number 286 and call ID number 329368.

Financial Results

Net sales for the quarter ended June 30, 2009 were $9,214,971, an increase of 236% compared to net sales of $2,739,176 for the quarter ended June 30, 2008.  Net sales for the six months ended June 30, 2009 were $17,290,146, an increase of 210% compared to net sales of $5,584,597 for the six months ended June 30, 2010.

Gross profit for the quarter ended June 30, 2009 was $5,515,454, or 60% of sales, compared to $2,026,962, or 74% of sales, in the quarter ended June 30, 2008.  Gross profit for the six months ended June 30, 2009 was $10,708,398, or 62% of sales, compared to $4,094,591, or 73% of sales for the six months ended June 30, 2008.  We reported net income of $1,194,264 or $0.05 per share for the quarter ended June 30, 2009, compared to net income of $174,703 or $0.01 per share for the quarter ended June 30, 2008.  We reported net income of $2,222,504 or $0.10 per share for the six months ended June 30, 2009, compared to net income of $60,532 or $0.01 per share for the six months ended June 30, 2008.

For more information about ZAGG, please visit the investor relations page on www.ZAGG.com. This calendar of events may be subject to change without notice.

About ZAGG Inc:
ZAGG Inc designs, manufactures, and distributes protective clear coverings and accessories for consumer electronic and hand-held devices, worldwide under the brand names invisibleSHIELD™ and ZAGGaudio™.  The invisibleSHIELD is a protective, high-tech patented film covering, designed for iPods, laptops, cell phones, digital cameras, PDAs, watch faces, GPS systems, gaming devices, and other items. The patent-pending invisibleSHIELD application of clear protective film covering a device is the first scratch protection solution of its kind on the market, and has sold millions of units. Currently, ZAGG offers over 3,000 precision pre-cut designs with a lifetime replacement warranty through online channels, big box retailers like Best Buy, resellers, college bookstores, Mac stores and mall kiosks.  The company continues to increase its product lines to offer additional electronic accessories and services to its tech-savvy customer base. For more product or investor information please visit the company’s web site at www.ZAGG.com.

Safe Harbor Statement:
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

Media Contact:
ZAGG Inc
Nathan Nelson
(801) 263.0699 ext. 107
nnelson@zagg.com

Investor Relations:
ZAGG Inc
Brandon O’Brien, CFO
(801) 263-0699, ext. 122
brandon@zagg.com